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                                                                   EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1998, which appears in the Prospectus constituting part of the Registration Statement on Form S-1 (No. 333-42323) and which is incorporated by reference in the Registration Statement on Form S-1 (No. 333-47075) filed pursuant to Rule 462(b). We also consent to the incorporation by reference the application of such report on the Financial Statement Schedules for the period from January 23, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997 listed under Item 16(b) of the Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
New York, New York
March 18, 1998